Exhibit 4.12

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WARRANT PLAN 2015 RMV

ON SHARES

GALAPAGOS NV

GENERAL RULES

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Table of Contents

1 Basis and Purpose	1

2 Definitions	1

3 Warrants	2

3.1 General	2

3.2 Number per Beneficiary	2

3.3 Transfer restrictions	2

3.4 Exercise Price	2

3.5 Administration of the Warrant Plan	3

4 Beneficiaries of the Plan	3

5 Acceptance or Refusal of the Offer	3

6 Exercise and Payment Conditions	3

6.1 Exercise Term	3

6.2 Vesting of Warrants	4

6.3 Exercise Period	4

6.4 Conditions of Exercise	4

6.5 Exercise of the Warrants in accordance with the Belgian Companies Code	4

6.6 Change in Control of the Company	4

7 Issuance of New Shares	5

8 Cessation of the Employment relationship	5

8.1 Cessation of the employment relationship	5

8.2 Decease	5

8.3 Retirement	6

8.4 Sickness or Disability	6

8.5 Deviations	6

9 Amendments and Modifications	7

10 Dispute Resolution	7

11 Final Provisions	7

11.1 Additional Information	7

11.2 Taxes and Social Security Treatment	7

11.3 Costs	8

11.4 Relation to employment agreement	8

11.5 Shareholders’ Meetings	8

11.6 Communication with Warrant Holders	8

11.7 Address Change	8

11.8 Language	8

Galapagos NV | Warrant Plan 2015 RMV	Page 1 of 1

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1	Basis and Purpose

The Board of Directors of Galapagos NV (hereinafter referred to as the “Company”) has approved the present Warrant Plan 2015 RMV by resolution of 1 December 2015 (and by notarial deed of 21 December 2015).

With the Plan set forth hereafter the Company wants to inform all Beneficiaries (see infra sub 2 (“Definitions: Beneficiary”) and sub 4 (“Beneficiaries of the Plan”)) of the conditions under which the Company is willing to offer Warrants. The Company thus wants to acknowledge the efforts made by the Beneficiaries to help to develop the Company to a successful enterprise.

2	Definitions

In this Plan the words and terms mentioned hereunder have the meanings given below:

Beneficiary: the Employees of the Company and its Subsidiaries whose name is mentioned in Annex A to this Warrant Plan 2015 RMV;

Board of Directors: the board of directors of the Company;

Cessation of the Employment agreement: the effective date of the cessation, for whatever reason, of the employment agreement between the relevant Warrant Holder-Employee and either the Company or a Subsidiary (including, for the avoidance of doubt, the relevant employing entity ceasing to be a Subsidiary of the Company), with the exception of a cessation accompanied by a simultaneous execution or continuation of (other) employment agreement, with the Company or a Subsidiary;

Company: the limited liability company Galapagos, having its registered office at Generaal De Wittelaan, L11 A3, 2800 Mechelen, Belgium;

Control: the power, de jure or de facto, to have a decisive influence on the appointment of the majority of the Directors or on the orientation of the management, as set forth in article 5 et seq. of the Belgian Companies Code. The terms “to Control” and “Controlled by” shall be construed accordingly;

Deed of Issuance: the notarial deed enacting (i) the acceptance or refusal of the Warrants and (ii) the unconditional issuance of the Warrants;

Employee: each employee of the Company or a Subsidiary with an employment contract;

Exercise Period: a period of two weeks within the Exercise Term, to be determined by the Board of Directors, during which Warrants can be Exercised;

Exercise Price: the pre-determined price at which a New Share can be acquired when Exercising a Warrant, during one of the Exercise Periods within the Exercise Term;

Exercise Term: the term during which the Warrant Holder can exercise his Warrants to acquire Shares of the Company, taking into account the specific Exercise Periods and the specific exercise conditions as set forth in chapter 6 of this Plan;

Exercise: to make use of the right attached to the Warrants that were acquired by accepting the Offer, to acquire New Shares at the Exercise Price;

New Shares: the Shares to be issued pursuant to the exercise of the Warrants under this Plan;

Notice of Acceptance: the form that the Beneficiary receives at the moment of the Offer and that the Beneficiary needs to return, duly executed, to the Company for the acceptance of the Offer;

Offer: the written and dated notification to the Beneficiaries of the Plan as to the opportunity for them to acquire Warrants in accordance with the provisions of this Plan;

Personal Representative(s): the heir(s) of a deceased Warrant Holder;

Galapagos NV | Warrant Plan 2015 RMV	Page 1 of 8

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Plan: the present Warrant Plan 2015 RMV approved by the Board of Directors, as amended from time to time by the Board of Directors in accordance with the provisions of this Plan;

Retirement: any Cessation of the Employment agreement, on the initiative of the Employee or the Company or a Subsidiary, based on the age and the rights of the Warrant Holder to receive state pension entitlement;

Shares: the shares of the Company;

Subsidiary: a company under the Control of the Company, as further set forth in article 6 of the Belgian Companies Code and (in any case) in which the Company holds (directly or indirectly) at least 10% of the share capital and voting rights;

Warrant Agreement: the agreement that may be entered into between the Warrant Holder and the Company;

Warrant: the right to subscribe, within the framework of this Plan, to one New Share within the Exercise Term and the Exercise Period and at the Exercise Price;

Warrant Holder: each Beneficiary who has accepted the Offer and who owns one or more Warrants in accordance with this Plan.

Words and terms denoting the plural shall include the singular and vice versa.

3	Warrants

3.1	General

The number of Warrants issued in the framework of this Plan is maximum 97,500. These Warrants will be designated as “Warrants 2015 RMV”. The detail of the number of Warrants per Beneficiary, offered under this Plan, is set forth in Annex A to this Plan.

The Warrants are granted by the Company to the Beneficiaries for free.

Each Warrant entitles the Beneficiary to subscribe to one New Share in accordance with the terms and conditions of the Plan.

Offers under this Plan do not need to be the same for every Beneficiary.

3.2	Number per Beneficiary

The number of Warrants to be offered to the Beneficiaries is determined by the Board of Directors, and as regards any Employees who are also a member of the Board of Directors of the Company, in accordance with the authorization granted by the Shareholders’ Meeting of the Company. This number is set forth in Annex A.

3.3	Transfer restrictions

The Warrants received are registered in the name of the Warrant Holder and cannot be transferred inter vivos once granted to a Beneficiary.

The Warrant cannot be encumbered by any pledge or in any other manner.

Warrants that, in contravention with the foregoing, are transferred or encumbered shall automatically become null and void.

3.4	Exercise Price

The Board of Directors shall determine the Exercise Price per Warrant on the day when the Offer of Warrants to the Beneficiaries is made.

As the Shares of the Company are listed or traded on a regulated market at the date of the Offer, the Exercise Price of the Warrants shall be determined by the Board of Directors, and shall be at least equal to the higher of (a) 80% of the average of the closing price of the Share of the Company on Euronext

Galapagos NV | Warrant Plan 2015 RMV	Page 2 of 8

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Amsterdam and Brussels during the last twenty (20) trading days preceding the Board of Director’s decision and (b) the average of the closing price of the Share of the Company on Euronext Amsterdam and Brussels during the last thirty (30) days preceding the date of the Offer.

Upon Exercise and subsequent capital increase the Exercise Price must be booked as capital for an amount equal to the accounting par value of the Shares at the moment of the establishment of the capital increase resulting from the Exercise. The part of the Exercise Price that exceeds the accounting par value must be booked as an issuance premium.

3.5	Administration of the Warrant Plan

The Company is responsible for the management and the administration of the Plan and ensures that all questions of Beneficiaries or Warrant Holders are answered accurately and rapidly.

4	Beneficiaries of the Plan

Beneficiaries are the individuals as indicated in section 2 (“Definitions - Beneficiary”).

Warrants shall not be granted to Employees holding more than 10% of the Company’s share capital.

5	Acceptance or Refusal of the Offer

The Beneficiaries have the possibility to accept the individual Offer in whole, in part or not at all. Each Beneficiary shall receive a Notice of Acceptance form wherein the Beneficiary mentions his/her decision regarding the Offer: (full or partial) Acceptance or Refusal. Acceptance of the Offer has to be formally established by ticking the relevant paragraph in the Notice of Acceptance.

The Notice of Acceptance needs to be returned prior to the ultimate date of response as set forth in the Notice of Acceptance, duly completed and signed, to the address mentioned in the Notice of Acceptance. Such ultimate date of response cannot be later than 75 calendar days after the date of the Offer.

In case the Beneficiary has not accepted the Offer in writing prior to the date mentioned in the Notice of Acceptance, he shall be deemed to have refused the Offer.

For the purposes of this Plan (including for Belgian fiscal reasons), the Warrants shall be deemed to be granted on the sixtieth day following the date of the Offer if the Offer is accepted within sixty days after the date of the Offer.

The Warrants are registered in the name of the Beneficiary. In case of acceptance, the Beneficiary will be recorded as a Warrant Holder in the register of warrant holders of the Company. This register is kept at the registered office of the Company, mentioning the identity of the Warrant Holders and previous warrant holders and the number of Warrants held by them. The Warrant Holder will receive a confirmation of the number of Warrants he has accepted.

The Nomination and Remuneration Committee may decide to replace or complete the Notice of Acceptance by or with a written Warrant Agreement to be signed by the Warrant Holder and the Company and which shall contain the conditions determined by the Nomination and Remuneration Committee, in accordance with this Plan.

The Beneficiary who has accepted the Offer will receive the Warrants as soon as these have been issued by the Deed of Issuance.

6	Exercise and Payment Conditions

6.1	Exercise Term

The Exercise Term is eight (8) years, starting from the date of the Offer.

Galapagos NV | Warrant Plan 2015 RMV	Page 3 of 8

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6.2	Vesting of Warrants

Except to the extent expressly stated otherwise in this Plan or decided otherwise by the Board of Directors in accordance with section 8.5, all granted Warrants will fully vest on the third anniversary of the Deed of Issuance.

6.3	Exercise Period

Warrants may not be exercised prior to the third anniversary of the Deed of Issuance.

As of the third anniversary of the Deed of Issuance, all vested Warrants may be exercised, during an Exercise Period.

The Board of Directors will establish at least one Exercise Period of two weeks per semester. The Exercise Periods shall be notified by or on behalf of the Company to the Beneficiaries.

The Board of Directors shall decide, when required, in accordance with the applicable rules relating to abuse of insider information, to establish closed periods during which the Warrants cannot be exercised.

6.4	Conditions of Exercise

Individual Warrants can only be exercised as a whole.

In order to exercise a Warrant, the Warrant Holder needs to submit an appropriate declaration to that effect (the exercise form) to the Board of Directors or to an authorized person designated by the Board of Directors, and to pay the Exercise Price into a bank account designated by the Company and opened in the name of the Company.

On the exercise form, the Warrant Holder needs to mention the number of Warrants he desires to exercise.

In case the bank account is not or not sufficiently credited prior to the end of the Exercise Period, the Warrants will be deemed not to be exercised. The Company will inform the Warrant Holder thereof and will reimburse the amount that was deposited too late or was insufficient as soon as possible within the limits set by law. The Warrants will consequently not be lost and remain exercisable at a later stage insofar as the Exercise Term has not expired.

6.5	Exercise of the Warrants in accordance with the Belgian Companies Code

In case a Warrant, that is not exercisable or cannot be exercised in accordance with the issuance conditions (as specified in the Plan), becomes prematurely exercisable pursuant to article 501 of the Belgian Companies Code and is thus also prematurely exercised pursuant to article 501 of the Belgian Companies Code, the New Shares that the Warrant Holders receives as a result of such Exercise will not be transferable, except with the explicit prior consent of the Board of Directors, until such time as the Warrant would have become exercisable in accordance with the Plan.

6.6	Change in Control of the Company

Notwithstanding anything to the contrary in this Plan, in the event of a change in Control of the Company, all Warrants granted to a Warrant Holder whose relationship with the Company or with a Subsidiary has not ended prior to such change in Control, shall, in principle, immediately vest (to the extent they had not all vested yet) and become immediately exercisable during an Exercise Period determined by the Board of Directors, provided, however, that in compliance with applicable (tax) laws the Board of Directors is authorized to establish certain conditions for such vesting and/or exercising that will be applicable to some or all of the Warrant Holders involved, and provided further that, in the event a public takeover bid is made on the securities of the Company, the Warrants shall immediately become fully vested and exercisable as from the date of the announcement of such public takeover bid by the FSMA. The Board of Directors shall establish an Exercise Period as soon as practicable following the announcement of such public takeover bid.

Galapagos NV | Warrant Plan 2015 RMV	Page 4 of 8

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7	Issuance of New Shares

The Company shall only be obliged to issue New Shares pursuant to the Exercise of Warrants if all exercise conditions set forth in chapter 6 have been complied with.

As soon as these exercise conditions are complied with, the New Shares will be issued, taking into account the time needed to fulfill the required administrative formalities. The Board of Directors shall to this effect timely at a date to be determined by the Board of Directors and at least once per semester have the capital increase established by notary deed.

New Shares participate in the profit of the financial year of the Company that started on the first of January of the year in which the relevant New Shares have been issued.

In view of a rapid delivery of the Shares resulting from the exercise of Warrants, the Company may propose to the Warrant Holders who have complied with the exercise conditions to receive existing Shares awaiting the issuance of New Shares by notary deed. In such case the Warrant Holders will receive an advance of existing Shares subject to the condition that they sign an authorization by which the New Shares will, upon issuance, immediately and directly be delivered to the Company or to any other party who advanced them the existing Shares.

The Board of Directors has granted power of attorney to any two (2) members of the Board of Directors acting jointly, as well as to the managing Director acting individually, with possibility of sub-delegation and the power of subrogation, to take care of the establishment by notary deed of the acceptance of the Warrants offered, the exercise of the Warrants, the issuance of the corresponding number of New Shares, the payment of the exercise price in cash, the corresponding realization of the capital increase, the allocation to the unavailable account “issuance premiums” of the difference between the subscription price for the Shares and the accounting par value, to bring the Articles of Association in accordance with the new situation of the registered capital, to sign and deliver the relevant Euroclear and bank documentation, and to sign and deliver all necessary documents in connection with the delivery of the Shares (acquired as a result of the exercise of the Warrants) to the Beneficiaries.

The Company will take the necessary actions to have the New Shares listed for trading on a regulated market as soon as they have been issued. The Company has not issued VVPR strips and has no intention to do so in the future.

8	Cessation of the Employment relationship

8.1	Cessation of the employment relationship

In case of Cessation of the Employment agreement after the third anniversary of the Deed of Issuance, the Warrant Holder will have time to exercise, during an Exercise Period, his non-exercised Warrants until the closing date of the second Exercise Period occurring after the date of the Cessation of the Employment Agreement, after which date all his remaining non-exercised Warrants shall become null and void.

If Cessation of the Employment agreement occurs prior to the third anniversary of the Deed of Issuance, all granted Warrants shall automatically become null and void. This principle does however not apply in the event of cessation resulting from decease, Retirement, or sickness or disability.

8.2	Decease

In case of decease of a Warrant Holder, all fully vested Warrants acquired by such Warrant Holder pass to his Personal Representative(s) and such Personal Representative(s) will be entitled to exercise such Warrants during a six-month period as from the date of the death of the Warrant Holder, after which period all remaining non-exercised Warrants will automatically become null and void.

Galapagos NV | Warrant Plan 2015 RMV	Page 5 of 8

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In case of decease prior to the third anniversary of the Deed of Issuance, the number of vested Warrants shall be determined by multiplying the number of Warrants granted with the result of the following division:

number of days between the Deed of Issuance and the date of decease

1,095

The Personal Representative(s) will have time to exercise the vested Warrants that do not automatically become null and void pursuant to the abovementioned clause during a six-month period as from the date of the death of the Warrant Holder, after which period all remaining non-exercised Warrants shall become null and void.

8.3	Retirement

In case of Retirement of a Warrant Holder, the Warrant Holder will have time to exercise his fully vested Warrants, during an Exercise Period, until the closing date of the second Exercise Period occurring after the date of Retirement of the Warrant Holder, after which date all his remaining non-exercised Warrants will automatically become null and void.

In case of Retirement prior to the third anniversary of the Deed of Issuance, the number of vested Warrants shall be determined by multiplying the number of Warrants granted with the result of the following division:

number of days between the Deed of Issuance and the date of Retirement

1,095

The Warrant Holder will have time to exercise, during an Exercise Period, the vested Warrants that do not automatically become null and void pursuant to the abovementioned clause, as from the third anniversary of the Deed of Issuance until the closing date of the second Exercise Period occurring after the third anniversary of the Deed of Issuance, after which date all remaining non-exercised Warrants shall become null and void.

8.4	Sickness or Disability

In case of cessation of the employment agreement or of the management agreement as a result of long-term sickness requiring his definitive replacement or disability, the Warrant Holder will have time to exercise his fully vested Warrants, during an Exercise Period, until the closing date of the second Exercise Period occurring after such cessation, after which date all his remaining non-exercised Warrants will automatically become null and void.

In case of such cessation prior to the third anniversary of the Deed of Issuance, the number of vested Warrants shall be determined by multiplying the number of Warrants granted with the result of the following division:

number of days between the Deed of Issuance and the date of such cessation

1,095

The Warrant Holder will have time to exercise, during an Exercise Period, the vested Warrants that do not automatically become null and void pursuant to the abovementioned clause, as from the third anniversary of the Deed of Issuance until the closing date of the second Exercise Period occurring after the third anniversary of the Deed of Issuance, after which date all remaining non-exercised Warrants shall become null and void.

8.5	Deviations

The Board of Directors may at its discretion decide to deviate at any time from the provisions set forth in this chapter 8, provided that such provisions comply with compulsory statutory provisions (in particular with article L. 225-183 paragraph 3 of the French Commercial Code).

Galapagos NV | Warrant Plan 2015 RMV	Page 6 of 8

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9	Amendments and Modifications

In case of share capital amortization, share capital decrease, change in the distribution of the profits, allocation of free Company’s shares, share capital increase through incorporation of reserves, profits or premiums, distribution of reserves, or any rights issue of shares or other securities in respect of which the existing shareholders are entitled to exercise preferential subscription rights, the Company shall take any necessary measure in order to protect the Beneficiaries’ interests in accordance with the applicable provisions of the French Commercial Code.

The Board of Directors is authorized to take appropriate measures to safeguard the interests of the Warrant Holders in case:

-            a fundamental change in the Control of the Company occurs;

-            a fundamental change in the applicable laws or regulations occurs; or

-            a serious and exceptional circumstance jeopardizing the rights of the Beneficiaries occurs.

In addition, the Board of Directors may amend the provisions of this Plan to the benefit of the Warrant Holders, to the extent that the contemplated amendments comply with all applicable laws.

This Plan may, if required by the circumstances, be amended by the Company. The Beneficiary shall be informed of such amendments and will be bound by them. The amendments may in no event affect the essential provisions of the Plan. The amendments may not harm the rights under this Plan of the existing Warrant Holders. In the event the rights of the existing Warrant Holders under this Plan would be harmed, the amendments may not be made without their agreement.

10	Dispute Resolution

All disputes relating to this Plan will be brought to the attention of the Board of Directors, who may propose an amicable settlement for a dispute, as the case may be. If required the dispute will be submitted to Courts and Tribunals competent for the judicial area of Antwerp, department of Mechelen (Belgium) whereby all parties involved shall make election of domicile at the seat of the Company. This Plan is governed by Belgian law.

11	Final Provisions

11.1	Additional Information

The Company will provide the Beneficiary at his request with a copy of the articles of association of the Company and any amendments thereto.

11.2	Taxes and Social Security Treatment

The Company or a Subsidiary shall be entitled, in accordance with the applicable law or customs, to apply a withholding on the cash salary or the compensation for the month in which the taxable moment occurs or on the cash salary or the compensation of any other following month, and/or the Beneficiary shall be obliged to pay to the Company or a Subsidiary (if so required by the Company or by a Subsidiary) the amount of any tax and/or social security contributions due or payable because of the fact of the grant, the acceptance, the fact that Warrants become susceptible of being exercised or of the exercise of the Warrants, or due or payable in respect of the delivery of the New Shares.

The Company or a Subsidiary shall be entitled, in accordance with the applicable law or customs, to prepare the required reports, necessary as a result of grant of the Warrants, the fact that Warrants become susceptible of being exercised, or the delivery of the Shares.

Galapagos NV | Warrant Plan 2015 RMV	Page 7 of 8

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11.3	Costs

Stamp duties, stock exchange taxes and similar charges and taxes levied at the occasion of the exercise of the Warrants and/or the delivery of the New Shares or existing Shares shall be borne by the Warrant Holder.

Costs relating to the issue of the Warrants or to the issue of New Shares shall be borne by the Company.

11.4	Relation to employment agreement

No person has a right to participate in this Plan and a participation in this Plan does not give the Beneficiaries a right to future grants of additional Warrants. The grant of Warrants under this Plan does not contain a promise of a continuous employment by the Company or its Subsidiaries.

Notwithstanding any provision of the Plan, the rights and obligations of any individual or entity as determined in the provisions of his/her employment agreement concluded with the Company or a Subsidiary shall not be affected by his/her participation in the Plan or by any right that he/she may have to participate therein.

An individual to whom Warrants are granted in accordance with the Plan shall not be entitled to any damages or compensation as a result of the cessation of his mandate or employment agreement with the Company or a Subsidiary, based on any reason whatsoever (with the exception of abusive or unlawful dismissal in accordance with French case law), to the extent that these rights would arise or might arise based on the cessation of the rights he/she might have or the claims he/she could make concerning the exercise of Warrants pursuant to the Plan because of the cessation of such agreement or by reason of the loss or decrease in value of the rights or benefits.

11.5	Shareholders’ Meetings

Warrant Holders have the right to participate in the Shareholders’ Meetings of the Company, but without voting right and only with an advisory voice, subject to complying with the formalities set forth in the convocation for the Shareholders’ Meeting.

11.6	Communication with Warrant Holders

By accepting Warrants, the Warrant Holder agrees that documentation can be validly communicated by the Company by e-mail, including convocations for Shareholders’ Meetings and documentation pertaining to the exercise of Warrants.

11.7	Address Change

Warrant Holders are obliged to keep the Company informed of changes to their address and changes to their e-mail address. Communications sent by the Company to the last known address or e-mail address of the Warrant Holder are validly made.

11.8	Language

In case of discrepancies between the French, Dutch and English versions of the present Warrant Plan, the French language version of the Plan shall prevail.

***

Galapagos NV | Warrant Plan 2015 RMV	Page 8 of 8

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WARRANT PLAN 2016 RMV

ON SHARES

GALAPAGOS NV

GENERAL RULES

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Table of Contents

1 Basis and Purpose	3

2 Definitions	3

3 Warrants	4

3.1 General	4

3.2 Number per Beneficiary	4

3.3 Transfer restrictions	5

3.4 Exercise Price	5

3.5 Administration of the Warrant Plan	5

4 Beneficiaries of the Plan	5

5 Acceptance or Refusal of the Offer	5

6 Exercise and Payment Conditions	6

6.1 Exercise Term	6

6.2 Vesting of Warrants	6

6.3 Exercise Period	6

6.4 Conditions of Exercise	6

6.5 Exercise of the Warrants in accordance with the Belgian Companies Code	6

6.6 Change in Control of the Company	7

7 Issuance of New Shares	7

8 Cessation of the Employment relationship	7

8.1 Good Leaver Situations	7

8.2 Bad Leaver Situation	8

8.2.1 After the end of the third calendar year	8

8.2.2 Before the end of the third calendar year	8

8.3 Change of employment	8

8.4 Deviations	8

9 Amendments and Modifications	8

10 Dispute Resolution	9

11 Final Provisions	9

11.1 Additional Information	9

11.2 Taxes and Social Security Treatment	9

11.3 Costs	9

11.4 Relation to employment agreement	10

11.5 Shareholders’ Meetings	10

11.6 Communication with Warrant Holders	10

11.7 Address Change	10

11.8 Language	10

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1	Basis and Purpose

The Board of Directors of Galapagos NV (hereinafter referred to as the “Company”) has approved the present Warrant Plan 2016 RMV by resolution of 1 June 2016 (and by notarial deed of 1 June 2016).

With the Plan set forth hereafter the Company wants to inform all Beneficiaries (see infra sub 2 (“Definitions: Beneficiary”) and sub 4 (“Beneficiaries of the Plan”)) of the conditions under which the Company is willing to offer Warrants. The Company thus wants to acknowledge the efforts made by the Beneficiaries to help to develop the Company to a successful enterprise.

2	Definitions

In this Plan the words and terms mentioned hereunder have the meanings given below:

Bad Leaver Situation: the effective date on which one of the following situations occurs:

(i)	the unilateral termination by the Warrant Holder of his employment agreement with the Company or a Subsidiary, or

(ii)	the termination by the relevant Company or Subsidiary of the employment agreement of a Warrant Holder for breach or insufficiency by the Warrant Holder in the performance of the relevant agreement.

Beneficiary: the Employees of the Company and its Subsidiaries whose name is mentioned in Annex A to this Warrant Plan 2016 RMV;

Board of Directors: the board of directors of the Company;

Company: the limited liability company Galapagos, having its registered office at Generaal De Wittelaan L11 A3, 2800 Mechelen, Belgium;

Consultant: a natural person who provides services to the Company or a Subsidiary on a contractual basis, but who is not an Employee (irrespective of whether the contract was entered into directly with the relevant natural person or with a legal entity who has entrusted the performance of the services to such natural person);

Control: the power, de jure or de facto, to have a decisive influence on the appointment of the majority of the Directors or on the orientation of the management, as set forth in article 5 et seq. of the Belgian Companies Code. The terms “to Control” and “Controlled by” shall be construed accordingly;

Deed of Issuance: the notarial deed enacting (i) the acceptance or refusal of the Warrants and (ii) the unconditional issuance of the Warrants;

Director: a natural person or legal entity who at any moment during the existence of the Company exercises a director’s mandate in the Company to which they were appointed by either the Shareholders’ Meeting or the Board of Directors by way of cooptation;

Employee: each employee of the Company or a Subsidiary with an employment contract;

Exercise Period: a period of two weeks within the Exercise Term, to be determined by the Board of Directors, during which Warrants can be Exercised;

Exercise Price: the pre-determined price at which a New Share can be acquired when Exercising a Warrant, during one of the Exercise Periods within the Exercise Term;

Exercise Term: the term during which the Warrant Holder can exercise his Warrants to acquire Shares of the Company, taking into account the specific Exercise Periods and the specific exercise conditions as set forth in chapter 6 of this Plan;

Exercise: to make use of the right attached to the Warrants that were acquired by accepting the Offer, to acquire New Shares at the Exercise Price;

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Good Leaver Situation: the effective date of the cessation, in other circumstances than those listed in the definition of Bad Leaver Situation, of the employment agreement of the relevant Warrant Holder with either the Company or a Subsidiary (including the relevant employing entity ceasing to be a Subsidiary of the Company), with the exception of a cessation accompanied by a simultaneous (other) employment or appointment of the relevant Warrant Holder (or a company Controlled by the Warrant Holder) as a Consultant, Employee or Director of the Company or a Subsidiary;

Grant: the moment on which the Beneficiary accepts the Warrants offered. For the purposes of this Plan (including for Belgian fiscal reasons), the Grant shall be deemed to take place on the sixtieth day following the date of the Offer if the Offer is accepted within sixty days after the date of the Offer;

New Shares: the Shares to be issued pursuant to the exercise of the Warrants under this Plan;

Notice of Acceptance: the form that the Beneficiary receives at the moment of the Offer and that the Beneficiary needs to return, duly executed, to the Company for the acceptance of the Offer;

Offer: the written and dated notification to the Beneficiaries of the Plan as to the opportunity for them to acquire Warrants in accordance with the provisions of this Plan;

Personal Representative(s): the heir(s) of a deceased Warrant Holder;

Plan: the present Warrant Plan 2016 RMV approved by the Board of Directors, as amended from time to time by the Board of Directors in accordance with the provisions of this Plan;

Shares: the shares of the Company;

Subsidiary: a company under the Control of the Company, as further set forth in article 6 of the Belgian Companies Code and (in any case) in which the Company holds (directly or indirectly) at least 10% of the share capital and voting rights;

Warrant Agreement: the agreement that may be entered into between the Warrant Holder and the Company;

Warrant: the right to subscribe, within the framework of this Plan, to one New Share within the Exercise Term and the Exercise Period and at the Exercise Price;

Warrant Holder: each Beneficiary who has accepted the Offer and who owns one or more Warrants in accordance with this Plan.

Words and terms denoting the plural shall include the singular and vice versa.

3	Warrants

3.1	General

The number of Warrants issued in the framework of this Plan is maximum 120,000. These Warrants will be designated as “Warrants 2016 RMV”. The detail of the number of Warrants per Beneficiary, offered under this Plan, is set forth in Annex A to this Plan.

The Warrants are granted by the Company to the Beneficiaries for free.

Each Warrant entitles the Beneficiary to subscribe to one New Share in accordance with the terms and conditions of the Plan.

Offers under this Plan do not need to be the same for every Beneficiary.

3.2	Number per Beneficiary

The number of Warrants to be offered to the Beneficiaries is determined by the Board of Directors, and as regards any Employees who are also a member of the Board of Directors of the Company, in accordance with the authorization granted by the Shareholders’ Meeting of the Company. This number is set forth in Annex A.

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Free translation for information purposes only

3.3	Transfer restrictions

The Warrants received are registered in the name of the Warrant Holder and cannot be transferred inter vivos once granted to a Beneficiary.

The Warrant cannot be encumbered by any pledge or in any other manner.

Warrants that, in contravention with the foregoing, are transferred or encumbered shall automatically become null and void.

3.4	Exercise Price

The Board of Directors shall determine the Exercise Price per Warrant on the day when the Offer of Warrants to the Beneficiaries is made.

As the Shares of the Company are listed or traded on a regulated market at the date of the Offer, the Exercise Price of the Warrants shall be determined by the Board of Directors, and shall be at least equal to the higher of (a) 80% of the average of the closing price of the Share of the Company on Euronext Amsterdam and Brussels during the last twenty (20) trading days preceding the Board of Director’s decision and (b) the average of the closing price of the Share of the Company on Euronext Amsterdam and Brussels during the last thirty (30) days preceding the date of the Offer.

Upon Exercise and subsequent capital increase the Exercise Price must be booked as capital for an amount equal to the accounting par value of the Shares at the moment of the establishment of the capital increase resulting from the Exercise. The part of the Exercise Price that exceeds the accounting par value must be booked as an issuance premium.

3.5	Administration of the Warrant Plan

The Company is responsible for the management and the administration of the Plan and ensures that all questions of Beneficiaries or Warrant Holders are answered accurately and rapidly.

4	Beneficiaries of the Plan

Beneficiaries are the individuals as indicated in section 2 (“Definitions - Beneficiary”).

Warrants shall not be granted to Employees holding more than 10% of the Company’s share capital.

5	Acceptance or Refusal of the Offer

The Beneficiaries have the possibility to accept the individual Offer in whole, in part or not at all. Each Beneficiary shall receive a Notice of Acceptance form wherein the Beneficiary mentions his/her decision regarding the Offer: (full or partial) Acceptance or Refusal. Acceptance of the Offer has to be formally established by ticking the relevant paragraph in the Notice of Acceptance.

The Notice of Acceptance needs to be returned prior to the ultimate date of response as set forth in the Notice of Acceptance, duly completed and signed, to the address mentioned in the Notice of Acceptance. Such ultimate date of response cannot be later than 75 calendar days after the date of the Offer.

In case the Beneficiary has not accepted the Offer in writing prior to the date mentioned in the Notice of Acceptance, he shall be deemed to have refused the Offer.

For the purposes of this Plan (including for Belgian fiscal reasons), the Warrants shall be deemed to be granted on the sixtieth day following the date of the Offer if the Offer is accepted within sixty days after the date of the Offer.

The Warrants are registered in the name of the Beneficiary. In case of acceptance, the Beneficiary will be recorded as a Warrant Holder in the register of warrant holders of the Company. This register is kept at the registered office of the Company, mentioning the identity of the Warrant Holders and previous warrant holders and the number of Warrants held by them. The Warrant Holder will receive a confirmation of the number of Warrants he has accepted.

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Free translation for information purposes only

The Nomination and Remuneration Committee may decide to replace or complete the Notice of Acceptance by or with a written Warrant Agreement to be signed by the Warrant Holder and the Company and which shall contain the conditions determined by the Nomination and Remuneration Committee, in accordance with this Plan.

The Beneficiary who has accepted the Offer will receive the Warrants as soon as these have been issued by the Deed of Issuance.

6	Exercise and Payment Conditions

6.1	Exercise Term

The Exercise Term is eight (8) years, starting from the date of the Offer.

6.2	Vesting of Warrants

Except to the extent expressly stated otherwise in this Plan or decided otherwise by the Board of Directors in accordance with section 8.4, all granted Warrants will fully vest on the first day of the fourth calendar year following the calendar year in which the Grant was made.

6.3	Exercise Period

Warrants may not be exercised until the end of the third calendar year following the calendar year in which the Grant was made.

As of the commencement of the fourth calendar year following the calendar year in which the Grant was made, all vested Warrants may be exercised, during an Exercise Period.

The Board of Directors will establish at least one Exercise Period of two weeks per semester. The Exercise Periods shall be notified by or on behalf of the Company to the Beneficiaries.

The Board of Directors shall decide, when required, in accordance with the applicable rules relating to abuse of insider information, to establish closed periods during which the Warrants cannot be exercised.

6.4	Conditions of Exercise

Individual Warrants can only be exercised as a whole.

In order to exercise a Warrant, the Warrant Holder needs to submit an appropriate declaration to that effect (the exercise form) to the Board of Directors or to an authorized person designated by the Board of Directors, and to pay the Exercise Price into a bank account designated by the Company and opened in the name of the Company.

On the exercise form, the Warrant Holder needs to mention the number of Warrants he desires to exercise.

In case the bank account is not or not sufficiently credited prior to the end of the Exercise Period, the Warrants will be deemed not to be exercised. The Company will inform the Warrant Holder thereof and will reimburse the amount that was deposited too late or was insufficient as soon as possible within the limits set by law. The Warrants will consequently not be lost and remain exercisable at a later stage insofar as the Exercise Term has not expired.

6.5	Exercise of the Warrants in accordance with the Belgian Companies Code

In case a Warrant, that is not exercisable or cannot be exercised in accordance with the issuance conditions (as specified in the Plan), becomes prematurely exercisable pursuant to article 501 of the Belgian Companies Code and is thus also prematurely exercised pursuant to article 501 of the Belgian Companies Code, the New Shares that the Warrant Holders receives as a result of such Exercise will not be transferable, except with the explicit prior consent of the Board of Directors, until such time as the Warrant would have become exercisable in accordance with the Plan.

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6.6	Change in Control of the Company

Notwithstanding anything to the contrary in this Plan, in the event of a change in Control of the Company, all Warrants that are still outstanding under this Plan at such time shall, in principle, immediately vest (to the extent they had not all vested yet) and become immediately exercisable during an Exercise Period determined by the Board of Directors, provided, however, that in compliance with applicable (tax) laws the Board of Directors is authorized to establish certain conditions for such vesting and/or exercising that will be applicable to some or all of the Warrant Holders involved, and provided further that, in the event a public takeover bid is made on the securities of the Company, the Warrants shall immediately become fully vested and exercisable as from the date of the announcement of such public takeover bid by the FSMA. The Board of Directors shall establish an Exercise Period as soon as practicable following the announcement of such public takeover bid.

7	Issuance of New Shares

The Company shall only be obliged to issue New Shares pursuant to the Exercise of Warrants if all exercise conditions set forth in chapter 6 have been complied with.

As soon as these exercise conditions are complied with, the New Shares will be issued, taking into account the time needed to fulfill the required administrative formalities. The Board of Directors shall to this effect timely at a date to be determined by the Board of Directors and at least once per semester have the capital increase established by notary deed.

New Shares participate in the profit of the financial year of the Company that started on the first of January of the year in which the relevant New Shares have been issued.

In view of a rapid delivery of the Shares resulting from the exercise of Warrants, the Company may propose to the Warrant Holders who have complied with the exercise conditions to receive existing Shares awaiting the issuance of New Shares by notary deed. In such case the Warrant Holders will receive an advance of existing Shares subject to the condition that they sign an authorization by which the New Shares will, upon issuance, immediately and directly be delivered to the Company or to any other party who advanced them the existing Shares.

The Board of Directors has granted power of attorney to any two (2) members of the Board of Directors acting jointly, as well as to the managing Director acting individually, with possibility of sub-delegation and the power of subrogation, to take care of the establishment by notary deed of the acceptance of the Warrants offered, the exercise of the Warrants, the issuance of the corresponding number of New Shares, the payment of the exercise price in cash, the corresponding realization of the capital increase, the allocation to the unavailable account “issuance premiums” of the difference between the subscription price for the Shares and the accounting par value, to bring the Articles of Association in accordance with the new situation of the registered capital, to sign and deliver the relevant Euroclear and bank documentation, and to sign and deliver all necessary documents in connection with the delivery of the Shares (acquired as a result of the exercise of the Warrants) to the Beneficiaries.

The Company will take the necessary actions to have the New Shares listed for trading on a regulated market as soon as they have been issued. The Company has not issued VVPR strips and has no intention to do so in the future.

8	Cessation of the Employment relationship

8.1	Good Leaver Situations

If a Good Leaver Situation arises with respect to a Warrant Holder, the Warrants of said Warrant Holder shall continue to vest as set forth in Section 6.2 (if unvested) and, if and when vested, the Exercise Term of the non-exercised Warrants shall remain unchanged and the Warrant Holder will have the time to exercise his non-exercised Warrants during each Exercise Period within the Exercise Term.

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As an exception, if the Good Leaver Situation is caused by the decease of the relevant Warrant Holder, all Warrants held by such Warrant Holder shall pass to his Personal Representative(s) and the Personal Representative(s) will be able to exercise the non-exercised Warrants during a six-month period as from the death of the Warrant Holder. All the remaining non-exercised Warrants held by the Personal Representative(s) of the Warrant Holder shall become null and void upon the expiry of such six-month period.

8.2	Bad Leaver Situation

8.2.1	After the end of the third calendar year

In case a Bad Leaver Situation occurs after the end of the third calendar year following the calendar year in which the Grant was made, the relevant Warrant Holder will have time to exercise, during an Exercise Period, his non-exercised Warrants until six months after the date of the Bad Leaver Situation. All his remaining non-exercised Warrants shall become null and void upon the expiry of such six-month period.

8.2.2	Before the end of the third calendar year

In case the Bad Leaver Situation occurs before the end of the third calendar year following the calendar year in which the Grant was made, all granted Warrants shall automatically become null and void.

8.3	Change of employment

8.3.1	In case of a cessation of the employment agreement or consultancy agreement of the relevant Warrant Holder accompanied by a simultaneous (other) employment or appointment of the relevant Warrant Holder (or a company Controlled by the Warrant Holder) as a Consultant, Employee or Director of the Company or a Subsidiary, the Warrants of said Warrant Holder shall continue to vest as set forth in Section 6.2 (if unvested) and, if and when vested, the Exercise Term of the non-exercised Warrants shall remain unchanged and the Warrant Holder will have the time to exercise his non-exercised Warrants during each Exercise Period within the Exercise Term.

8.3.2	If, however, at any time following such change as described in Section 8.3.1:

(i)	the Warrant Holder unilaterally terminates his employment agreement or his mandate as a Director or his consultancy agreement with the Company or a Subsidiary; or

(ii)	the Company or a Subsidiary terminates the employment agreement or his mandate as a Director or terminates his consultancy agreement because of a breach or insufficiency by the Warrant Holder in the performance of the employment agreement or a breach by the Warrant Holder of his obligations as a Consultant or Director, then such termination shall also be deemed to be a Bad Leaver Situation and the rules set forth in Section 8.2 shall apply.

8.4	Deviations

The Board of Directors may at its discretion decide to deviate at any time from the provisions set forth in this chapter 8, provided that such provisions comply with compulsory statutory provisions (in particular with article L. 225-183 paragraph 3 of the French Commercial Code).

9	Amendments and Modifications

In case of share capital amortization, share capital decrease, change in the distribution of the profits, allocation of free Company’s shares, share capital increase through incorporation of reserves, profits or

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premiums, distribution of reserves, or any rights issue of shares or other securities in respect of which the existing shareholders are entitled to exercise preferential subscription rights, the Company shall take any necessary measure in order to protect the Beneficiaries’ interests in accordance with the applicable provisions of the French Commercial Code.

The Board of Directors is authorized to take appropriate measures to safeguard the interests of the Warrant Holders in case:

-         a fundamental change in the Control of the Company occurs;

-         a fundamental change in the applicable laws or regulations occurs; or

-         a serious and exceptional circumstance jeopardizing the rights of the Beneficiaries occurs.

In addition, the Board of Directors may amend the provisions of this Plan to the benefit of the Warrant Holders, to the extent that the contemplated amendments comply with all applicable laws.

This Plan may, if required by the circumstances, be amended by the Company. The Beneficiary shall be informed of such amendments and will be bound by them. The amendments may in no event affect the essential provisions of the Plan. The amendments may not harm the rights under this Plan of the existing Warrant Holders. In the event the rights of the existing Warrant Holders under this Plan would be harmed, the amendments may not be made without their agreement.

10	Dispute Resolution

All disputes relating to this Plan will be brought to the attention of the Board of Directors, who may propose an amicable settlement for a dispute, as the case may be. If required the dispute will be submitted to Courts and Tribunals competent for the judicial area of Antwerp, department of Mechelen (Belgium) whereby all parties involved shall make election of domicile at the seat of the Company. This Plan is governed by Belgian law.

11	Final Provisions

11.1	Additional Information

The Company will provide the Beneficiary at his request with a copy of the articles of association of the Company and any amendments thereto.

11.2	Taxes and Social Security Treatment

The Company or a Subsidiary shall be entitled, in accordance with the applicable law or customs, to apply a withholding on the cash salary or the compensation for the month in which the taxable moment occurs or on the cash salary or the compensation of any other following month, and/or the Beneficiary shall be obliged to pay to the Company or a Subsidiary (if so required by the Company or by a Subsidiary) the amount of any tax and/or social security contributions due or payable because of the fact of the grant, the acceptance, the fact that Warrants become susceptible of being exercised or of the exercise of the Warrants, or due or payable in respect of the delivery of the New Shares.

The Company or a Subsidiary shall be entitled, in accordance with the applicable law or customs, to prepare the required reports, necessary as a result of grant of the Warrants, the fact that Warrants become susceptible of being exercised, or the delivery of the Shares.

11.3	Costs

Stamp duties, stock exchange taxes and similar charges and taxes levied at the occasion of the exercise of the Warrants and/or the delivery of the New Shares or existing Shares shall be borne by the Warrant Holder.

Costs relating to the issue of the Warrants or to the issue of New Shares shall be borne by the Company.

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11.4	Relation to employment agreement

No person has a right to participate in this Plan and a participation in this Plan does not give the Beneficiaries a right to future grants of additional Warrants. The grant of Warrants under this Plan does not contain a promise of a continuous employment by the Company or its Subsidiaries.

Notwithstanding any provision of the Plan, the rights and obligations of any individual or entity as determined in the provisions of his/her employment agreement concluded with the Company or a Subsidiary shall not be affected by his/her participation in the Plan or by any right that he/she may have to participate therein.

An individual to whom Warrants are granted in accordance with the Plan shall not be entitled to any damages or compensation as a result of the cessation of his mandate or employment agreement with the Company or a Subsidiary, based on any reason whatsoever (with the exception of abusive or unlawful dismissal in accordance with French case law), to the extent that these rights would arise or might arise based on the cessation of the rights he/she might have or the claims he/she could make concerning the exercise of Warrants pursuant to the Plan because of the cessation of such agreement or by reason of the loss or decrease in value of the rights or benefits.

11.5	Shareholders’ Meetings

Warrant Holders have the right to participate in the Shareholders’ Meetings of the Company, but without voting right and only with an advisory voice, subject to complying with the formalities set forth in the convocation for the Shareholders’ Meeting.

11.6	Communication with Warrant Holders

By accepting Warrants, the Warrant Holder agrees that documentation can be validly communicated by the Company by e-mail, including convocations for Shareholders’ Meetings and documentation pertaining to the exercise of Warrants.

11.7	Address Change

Warrant Holders are obliged to keep the Company informed of changes to their address and changes to their e-mail address. Communications sent by the Company to the last known address or e-mail address of the Warrant Holder are validly made.

11.8	Language

In case of discrepancies between the French, Dutch and English versions of the present Warrant Plan, the French language version of the Plan shall prevail.

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